UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 1, 2004

SBC COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SBC Communications Inc. (“SBC”) today announced the closing of its previously disclosed sale of SBC’s interest in a directory partnership to R.H. Donnelley Corporation. SBC received cash proceeds of approximately $1.41 billion at the closing. SBC will record in its third-quarter 2004 financial results an expected gain of approximately $1.35 billion ($850 million net of tax) on the sale.

SBC also voluntarily contributed today $700 million in cash to its post-retirement benefit plans. This contribution brings total 2004 voluntary contributions to SBC’s pension and post-retirement benefit plans to $2 billion, consistent with its previously disclosed intentions.

Information set forth in this report contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this report based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      SBC Communications Inc.

     /s/ John J. Stephens
           John J. Stephens
           Vice President and Controller

Date: September 1, 2004